Exhibit 1.01
Conflict Minerals Report
For The Reporting Period from January 1, 2016 to December 31, 2016
This Conflict Minerals Report (the “Report”) of QuickLogic Corporation (“QuickLogic” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2016 to December 31, 2016.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals referred to as “Conflict Minerals” are gold, columbite-tantalite (coltan), cassiterite and wolfamite, including their derivatives which are limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo (the “DRC”), the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Description of the Company's Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2016.

These products, which are referred to in this Report collectively as the "Covered Products," are the following:

QuickLogic Product Platform Families	Description
ARCTICLINK®	Semiconductor device
ARCTICLINK II	Semiconductor device
ARCTICLINK III	Semiconductor device
ARCTICLINK 3 S1	Semiconductor device
ARCTICLINK 3 S2	Semiconductor device
ECLIPSE	Semiconductor device
ECLIPSE II	Semiconductor device
ECLIPSE PLUS	Semiconductor device
EOS S3	Semiconductor device
PASIC®3	Semiconductor device
POLARPRO®	Semiconductor device
POLARPRO II	Semiconductor device
POLARPRO 3	Semiconductor device
POLARPRO 3E	Semiconductor device
QUICKPCI	Semiconductor device
QUICKRAM	Semiconductor device
Description of the Company’s Reasonable Country of Origin Inquiry
As described in this Report, we have determined that the following Conflict Minerals, namely gold, tantalum, tin and tungsten, are necessary to the functionality or production of products contracted to be manufactured by us during the calendar year 2016. As a result, we conducted in good faith a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine if any of these Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. Our supply chain is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals. The Company does not directly purchase Conflict Minerals from mines, smelters or refiners. Therefore, the Company must rely on suppliers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products. In designing our

RCOI, we employed a combination of measures to determine whether the Conflict Minerals in our Covered Products originated from the Covered Countries, and determined that the Company would survey each of its Tier 1 suppliers.
As such, our RCOI primarily consisted of utilizing the Conflict Minerals Reporting Template (“CMRT”) prepared by the Conflict Free Sourcing Initiative (“CFSI”), an initiative of the Electronic Industry Citizenship Coalition and Global eSustainability Initiative (“EICC-GeSI”) for Tier 1 suppliers of our devices in 2016. Only CMRT’s 4.01or higher were accepted. Responses were reviewed for completeness, reasonableness and consistency, and we routinely followed up for any corrections and clarifications. During 2016, we contracted with Source 44 LLC dba Source Intelligence, a third party vendor to coordinate the efforts of receiving and analyzing the CMRTs. Through Source Intelligence’s database we received detailed information regarding the smelters/refiners and associated mine countries reported in our supply chain.
We submitted this template to nine (9) Tier 1 suppliers and received 100% response rate. Of these responding suppliers, 67% indicated one or more of the Conflict Minerals are necessary to the functionality or production of the products supplied.
Description of the Company’s Due Diligence Process
Based on this information, we performed additional due diligence on the source and chain of custody of these Conflict Minerals pursuant to the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“Framework”) to determine if the Conflict Minerals that may have originated in the Covered Countries benefited armed groups. After performing the RCOI and due diligence in conformity with the Framework, we were unable to comprehensively determine the origin of all Conflict Minerals, the facilities used to process them, their country of origin and their mine or location of origin.
The Company's due diligence measures have been designed to conform to the framework in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the "OECD Guidance"). The OECD Guidance is an internationally recognized due diligence framework.
In accordance with the five-step OECD Guidance, the design of our due diligence includes, but is not limited to, the following five steps: (i) establishment of strong company management systems, (ii) identification and assessment of risks in the supply chain, (iii) designing and implementing a strategy to respond to identified risks, (iv) carrying out an independent third-party audit of smelter/refiner’s due diligence practices and (v) reporting on supply chain due diligence. A description of certain activities undertaken by us in respect of each of the five steps of the OECD Guidance is described below

1.	Establishment of Strong Company Management Systems
We have completed a number of steps to establish a management system for addressing the sourcing of Conflict Minerals in our Covered Products. These actions include:

a.
Adopt and Commit to a Supply Chain Policy for Conflict Minerals: Our Conflict Minerals Policy is available at http://www.quicklogic.com/corporate/support/conflict-minerals-policy. Our Policy underscores the Company’s commitment to ethical business conduct and the responsible sourcing of minerals and to working with our suppliers to ensure compliance with SEC regulations.

Our Policy notes the Company’s support of the industry-wide efforts the EICC-GeSI are making to address responsible sourcing of minerals through the development of the CFSI. Our policy discusses the Company’s adoption and use of the industry standard CMRT created by the EICC-GeSI to collect sourcing information related to conflict minerals as an element of our reasonable country of origin inquiry to verify the responsible sourcing of materials and to support compliance with SEC regulations. Listed below under the Findings are the results of the sourcing of minerals provided by the Tier 1 suppliers.

b.
Internal Management to Support Supply Chain Due Diligence: Our Vice President of Operations and Environmental Compliance Specialist (the “Conflict Minerals Team”) participate in the design and execution of our conflict minerals program and cooperate to manage and support our supply chain due diligence. The Conflict Minerals Team identified the suppliers to be contacted and adopted and approved for use the Reporting Template discussed above. The Environmental Compliance Specialist interacts directly with our suppliers and third party, Source Intelligence to obtain updated and current Reporting Templates and analyzes the information provided on the sourcing of the conflict minerals used in the manufacture of the Covered Products. Each response is reviewed to identify missing information and unclear responses. The Environmental Compliance Specialist meets regularly with the Vice President of Operations and Source Intelligence to discuss the results of the due diligence efforts and appropriate follow-up measures to be taken with our suppliers. The Vice President of Operations reports on the status of the Company’s supply chain due diligence at regularly scheduled meetings of the Company’s Board of Directors.

c.
Controls and Transparency to Support Supply Chain Diligence: We use the CMRT to identify the smelters and refiners that are in the supply chain of each of our suppliers. We review and compare this list to the list of smelters and refiners identified by the Conflict Free Sourcing Initiative ("CFSI") to be active in the CFSI. This enables us to identify the smelters and refiners that have been determined to be conflict-free and those that are actively progressing towards an audit to determine their status. We use Source Intelligence's database to further verify the smelter/refiners sourcing information. We have determined that this approach represents the most reasonable effort we can make to determine whether the minerals used in the production of our Covered Products are conflict-free.

d.
Supplier Engagement: We are dependent upon our suppliers to manufacture the Covered Products. We continue to work with our suppliers to support their efforts to identify the sources and status of the Conflict Minerals used in our Covered Products and to encourage each smelter and refiner in our supply chain to become or continue as an active participant in the CFSI. We continue to actively engage with our suppliers to strengthen our relationship with them and we have communicated to them our commitment to sourcing Conflict Minerals in a manner that does not benefit armed groups in the Covered Countries.

e.
Grievance Mechanism: We have grievance mechanisms in place that enable employees and suppliers to report violations of the Company’s policies. We have a compliance hotline which is operated by an independent company that may be called at any time to report grievances and invite individuals with grievances to bring these matters to the attention of the Audit Committee of our Board of Directors by written correspondence on a confidential basis. We also employ an email address by which matters may be brought at any time to the attention of our Conflict Minerals Team by sending an email to conflictminerals@quicklogic.com.

2.	Identification and Assessment of Risks in the Supply Chain

Because of our position within our supply chain, it is difficult to identify actors upstream from our Tier 1 suppliers. As discussed above, we identified Tier 1 suppliers and we have relied upon them to provide us with the necessary information about the source of Conflict Minerals contained in the products they manufacture on our behalf. Our suppliers are similarly reliant upon information provided by their suppliers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products.

We requested each of them to complete the CMRT and review the sourcing information provided in response to our requests for accuracy and completeness. In the event we find the responses to the Reporting Template unclear or incomplete, we contact the supplier in question for additional information and clarification. In some cases we may contact the smelter or refiner directly to obtain information. We intend to contact each of our suppliers at least once every six months to check on the status of their continuing due diligence and to obtain updated information. We record all information obtained from the CMRT to identify the smelters and refiners in our supply chain. The list of the smelters and refiners in our supply chain are verified against the lists compiled by the CFSI, TI-CMC, LBMA and RJC to determine which smelters and refiners have been determined to be compliant with the CFSI assessment protocols and certifications.

3.	Designing and Implementing a Strategy to Respond to Identified Risks

In response to this risk assessment, the Company has an approved risk management plan which is implemented, managed and monitored through the above-described Conflict Minerals Team under the oversight of our Board of Directors. Any identified potential risks or quality control flags raised during the evaluation of supplier responses are noted on the Source Intelligence platform and reviewed by the team. We support the continued efforts of the EICC-GeSI to complete the audits of smelters that have agreed to date to participate in the CFSI and to encourage other identified smelters to become participants in the CFSI.

As a continuing part of our risk management plan, we have communicated our commitment to the use of conflict-free minerals in the manufacture of our Covered Products and our expectation that the manufacture of our Covered Products will be conflict-free.

4.	Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct business relationship with any smelters or refiners in our supply chain and, as a result, we do not directly conduct or request audits. Instead, we supported the development and implementation of independent third party audits of smelters such as the CFSI by encouraging our suppliers to purchase materials from audited, conflict-free smelters and determine whether the smelters that were used to process these minerals were validated as conflict-free as part of the CFSI. We monitor smelters or refiners certification status with CFSI.

5.	Reporting on Supply Chain Due Diligence

In 2017, we publicly filed the Form SD and this Report with the SEC, and a copy of this Report and the Form SD are publicly available at http://ir.quicklogic.com/sec.cfm.

This Report includes information about the RCOI methodology utilized by the Company, the design of our due diligence process in conformance with the OECD Guidelines, the list of known smelters utilized in our supply chain identified in our due diligence process and a description of our products that incorporate conflict minerals necessary to the functionality or production of such products.
Findings
Based on the information that was provided by the Company’s Tier 1 suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products include the smelters and refiners listed below. Included is whether such smelters have received a “conflict free” designation by the CFSI as of May 18, 2017.

	Smelter ID	CFSI	Country
GOLD
Aida Chemical Industries Co., Ltd.	CID000019	CF	Japan
Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	CF	Germany
AngloGold Ashanti	CID000058	CF	Brazil
Argor-Heraeus SA	CID000077	CF	Switzerland
Asahi Pretec Corporation	CID000082	CF	Japan
Asahi Refining Canada Limited	CID000924	CF	Canada
Asahi Refining USA Inc.	CID000920	CF	United States
Asaka Riken Co., Ltd.	CID000090	CF	Japan
Aurubis AG	CID000113	CF	Germany
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	CF	Philippines
Boliden AB	CID000157	CF	Sweden
C. Hafner GmbH + Co. KG	CID000176	CF	Germany
CCR Refinery - Glencore Canada Corporation	CID000185	CF	Canada
Chimet S.p.A.	CID000233	CF	Italy
Dowa	CID000401	CF	Japan
Eco-System Recycling Co., Ltd.	CID000425	CF	Japan
Elemetal Refining, LLC	CID001322	CF	United States
Heimerle + Meule GmbH	CID000694	CF	Germany
Heraeus Ltd. Hong Kong	CID000707	CF	China
Heraeus Precious Metals GmbH & Co. KG	CID000711	CF	Germany
Ishifuku Metal Industry Co., Ltd.	CID000807	CF	Japan
Istanbul Gold Refinery	CID000814	CF	Turkey
Jiangxi Copper Company Limited	CID000855	CF	China
JX Nippon Mining & Metals Co., Ltd.	CID000937	CF	Japan
Kennecott Utah Copper LLC	CID000969	CF	United States
Kojima Chemicals Co., Ltd.	CID000981	CF	Japan

LS-NIKKO Copper Inc.	CID001078	CF	Republic of Korea
Materion	CID001113	CF	United States
Matsuda Sangyo Co., Ltd.	CID001119	CF	Japan
Metalor Technologies (Singapore) Pte, Ltd.	CID001152	CF	Singapore
Metalor Technologies SA	CID001153	CF	Switzerland
Metalor USA Refining Corporation	CID001157	CF	United States
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161	CF	Mexico
Mitsubishi Materials Corporation	CID001188	CF	Japan
Mitsui Mining and Smelting Co., Ltd.	CID001193	CF	Japan
Nadir Metal Rafineri San. Ve Tic. A.ª.	CID001220	CF	Turkey
Nihon Material Co., Ltd.	CID001259	CF	Japan
Ohura Precious Metal Industry Co., Ltd.	CID001325	CF	Japan
PAMP SA	CID001352	CF	Switzerland
PT Aneka Tambang (Persero) Tbk	CID001397	CF	Indonesia
PX Précinox SA	CID001498	CF	Switzerland
Rand Refinery (Pty) Ltd.	CID001512	CF	South Africa
Republic Metals Corporation	CID002510	CF	United States
Royal Canadian Mint	CID001534	CF	Canada
SEMPSA Joyería Platería SA	CID001585	CF	Spain
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CF	China
SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	CF	Russia
Solar Applied Materials Technology Corp.	CID001761	CF	Taiwan
Sumitomo Metal Mining Co., Ltd.	CID001798	CF	Japan
Tanaka Kikinzoku Kogyo K.K.	CID001875	CF	Japan
The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CF	China
Tokuriki Honten Co., Ltd.	CID001938	CF	Japan
Umicore Brasil Ltda.	CID001977	CF	Brazil
Umicore Precious Metals Thailand	CID002314	CF	Thailand
Umicore SA Business Unit Precious Metals Refining	CID001980	CF	Belgium
United Precious Metal Refining, Inc.	CID001993	CF	United States
Valcambi SA	CID002003	CF	Switzerland
Western Australian Mint trading as The Perth Mint	CID002030	CF	Australia
Yamamoto Precious Metal Co., Ltd.	CID002100	CF	Japan
Yokohama Metal Co., Ltd.	CID002129	CF	Japan
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CF	China
Zijin Mining Group Co., Ltd. Gold Refinery	CID002243	CF	China
TANTALUM
Changsha South Tantalum Niobium Co., Ltd.	CID000211	CF	China
Conghua Tantalum and Niobium Smeltry	CID000291	CF	China
D Block Metals, LLC	CID002504	CF	United States
Duoluoshan	CID000410	CF	China
Exotech Inc.	CID000456	CF	United States
F & X Electro-Materials Limited	CID000460	CF	China
Global Advanced Metals Aizu	CID002558	CF	Japan
Global Advanced Metals Boyertown	CID002557	CF	United States
Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CF	China
H.C. Starck Co., Ltd.	CID002544	CF	Thailand
H.C. Starck Hermsdorf GmbH	CID002547	CF	Germany
H.C. Starck Inc.	CID002548	CF	United States
H.C. Starck Smelting GmbH & Co.KG	CID002550	CF	Germany

Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CF	China
Hi-Temp Specialty Metals, Inc.	CID000731	CF	United States
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CF	China
Jiujiang Tanbre Co., Ltd.	CID000917	CF	China
LSM Brasil S.A.	CID001076	CF	Brazil
Mineração Taboca S.A.	CID001175	CF	Brazil
Mitsu Mining & Smelting Co, Ltd.	CID001192	CF	Japan
Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CF	China
Solikamsk Magnesium Works OAO	CID001769	CF	Russian Federation
Taki Chemical Co., Ltd.	CID001869	CF	Japan
Telex Metals	CID001891	CF	United States
Ulba Metallurgical Plant JSC	CID001969	CF	Kazakhstan
Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	CF	China
Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232	CF	China
TIN
Alpha	CID000292	CF	United States
China Tin Group Co., Ltd.	CID001070	CF	China
Cooperativa Metalurgica de Rondônia Ltda.	CID000295	CF	Brazil
CV Ayi Jaya	CID002570	CF	Indonesia
CV Gita Pesona	CID000306	CF	Indonesia
CV Serumpun Sebalai	CID000313	CF	Indonesia
CV United Smelting	CID000315	CF	Indonesia
CV Venus Inti Perkasa	CID002455	CF	Indonesia
Dowa	CID000402	CF	Japan
Elmet S.L.U.	CID002774	CF	Spain
EM Vinto	CID000438	CF	Bolivia
Fenix Metals	CID000468	CF	Poland
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CF	China
Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	CF	China
Magnu's Minerais Metais e Ligas Ltda.	CID002468	CF	Brazil
Malaysia Smelting Corporation (MSC)	CID001105	CF	Malaysia
Melt Metais e Ligas S.A.	CID002500	CF	Brazil
Metallic Resources, Inc.	CID001142	CF	United States
Metallo-Chimique N.V.	CID002773	CF	Belgium
Mineração Taboca S.A.	CID001173	CF	Brazil
Minsur	CID001182	CF	Peru
Mitsubishi Materials Corporation	CID001191	CF	Japan
O.M. Manufacturing Philippines, Inc.	CID002517	CF	Philippines
O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	CF	Thailand
Operaciones Meralurgical S.A.	CID001337	CF	Bolivia
PT Aries Kencana Sejahtera	CID000309	CF	Indonesia
PT Artha Cipta Langgeng	CID001399	CF	Indonesia
PT ATD Makmur Mandiri Jaya	CID002503	CF	Indonesia
PT Babel Inti Perkasa	CID001402	CF	Indonesia
PT Bangka Prima Tin	CID002776	CF	Indonesia
PT Bangka Tin Industry	CID001419	CF	Indonesia
PT Belitung Industri Sejahtera	CID001421	CF	Indonesia
PT Bukit Timah	CID001428	CF	Indonesia
PT Cipta Persada Mulia	CID002696	CF	Indonesia
PT DS Jaya Abadi	CID001434	CF	Indonesia

PT Eunindo Usaha Mandiri	CID001438	CF	Indonesia
PT Inti Stania Prima	CID002530	CF	Indonesia
PT Mitra Stania Prima	CID001453	CF	Indonesia
PT Panca Mega Persada	CID001457	CF	Indonesia
PT Prima Timah Utama	CID001458	CF	Indonesia
PT Refined Bangka Tin	CID001460	CF	Indonesia
PT Sariwiguna Binasentosa	CID001463	CF	Indonesia
PT Stanindo Inti Perkasa	CID001468	CF	Indonesia
PT Sumber Jaya Indah	CID001471	CF	Indonesia
PT Timah (Persero) Tbk Kundur	CID001477	CF	Indonesia
PT Timah (Persero), Tbk Mentok	CID001482	CF	Indonesia
PT Tinindo Inter Nusa	CID001490	CF	Indonesia
PT Wahana Perkit Jaya	CID002479	CF	Indonesia
Resind Indústria e Comércio Ltda.	CID002706	CF	Brazil
Rui Da Hung	CID001539	CF	Taiwan
Soft Metais Ltda.	CID001758	CF	Brazil
Thaisarco	CID001898	CF	Thailand
VQB Mineral and Trading Group JSC	CID002015	CF	Vietnam
White Solder Metalurgia e Mineração Ltda.	CID002036	CF	Brazil
Yunnan Tin (Holding) Company, Ltd.	CID002180	CF	China
TUNGSTEN
A.L.M.T. Tungsten Corp.	CID000004	CF	Japan
Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CF	China
Chongyi Zhangyuan Tungsten Co Ltd	CID000258	CF	China
Fujian Jinxin Tungsten Co., Ltd.	CID000499	CF	China
Ganzhou Huaxin Tungsten Products Co, Ltd.	CID000875	CF	China
Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CF	China
Global Tungsten & Powders Corp.	CID000568	CF	United States
Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CF	China
H.C. Starck GmbH	CID002541	CF	Germany
H.C. Starck Smelting GmbH & Co. KG	CID002542	CF	Germany
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	CF	China
Hunan Chunchang Nonferrous Metals Co., Ltd	CID000769	CF	China
Hydrometallurg, JSC	CID002649	CF	Russia
Japan New Metals Co., Ltd.	CID000825	CF	Japan
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CF	China
Kennametal Huntsville	CID000105	CF	United States
Niagara Refining LLC	CID002589	CF	United States
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	CF	Vietnam
Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	CF	Vietnam
Wolfram Bergbau und Hütten AG	CID002044	CF	Austria
Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CF	China
Xiamen Tungsten Co., Ltd.	CID002082	CF	China
“CF” indicates that the smelter participates in the CFSI and has been certified and audited by the CFSI.
Countries of origin that these facilities may source conflict minerals include:
L1: Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Colombia, Côte D'Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel,

Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States of America, Vietnam, Zimbabwe.
L2: Kenya, Mozambique, South Africa
L3: Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, Zambia
DRC: Democratic Republic of Congo
Future Steps
We have communicated our expectations, as reflected in our Conflict Minerals Policy, to our contract manufacturers and other suppliers. We have continued to engage with our Tier 1 suppliers to update their information on the source and chain of custody of conflict minerals in our supply chain and to require that all smelters utilized agree to participate in the CFSI or equivalent program.